Exhibit 99.2

mateon PARTNERed with chopra foundation on artivedaTM

AGOURA HILLS, California – February 16, 2021 - Mateon Therapeutics, Inc. (OTCQB:MATN) (“Mateon”), a leading developer of TGF-β therapeutics for oncology and infectious disease and respiratory health, announced a global partnership with Chopra Foundation, a non-profit, to collaborate on research and development of PulmoHeal™ and ARTIVeda™ for COVID-19 and other infectious diseases through joint research between Mateon and Foundation Principal Investigators (PI) from premium US universities.

“We view this collaboration as a cornerstone for the future development of the ARTIVeda™ and PulmoHealTM brands to make a significant impact on the development of ethnobiology drugs for the treatment of emerging diseases.” said Saran Saund, CBO and GM of AI Division, Mateon. “This pandemic has taught us how quickly Ayurvedic medicine can rise to new challenges”.

The Chopra Foundation will introduce PulmoHeal™ and ARTIVeda™ to its networks of Ayurveda physician and clinics throughout India and worldwide and promote the clinical data supporting the efficacy of this therapy. Mateon and the Chopra Foundation have also agreed to collaborate on future research with ARTIVedaTM and PulmoHealTM, with the Chopra Foundation providing its deep real-world experience in Ayurvedic medicine. Together, Mateon and Chopra Foundation intend to develop of Ayurvedic medicine as an important partner in an integrative patient care platform.

“Chronic low grade systemic Inflammation is the underlying basis for many chronic diseases. Many herbs and spices have unique Phyto-nutrients that can reduce inflammation and modulate Immunity,” said Dr. Deepak Chopra, MD, FASB, Founder and Chairman, Chopra Foundation, “The research on Artemisia for COVID-19 is suggesting its ability to inhibit the TGF beta and prevent the replication of the virus. The use of intelligent herbs & spices along with a healthy diet & lifestyle is the best way to optimize your well-being.”

Dr Deepak Chopra discusses ARTIVeda™ with Dr. Suhas Kshirsagar in this 3-min video.

https://youtu.be/u3ghhcNnwHA

As previously announced, Mateon is pursuing several avenues with respect to the development and commercialization of ARTIVedaTM/ PulmoHealTM to treat COVID-19. The brand PulmoHeal™ licensed by Food Safety and Standards Authority of India (FSSAI) will be manufactured and marketed by Windlas Biotech Pvt. Ltd. The brand ARTIVeda™ licensed to Windlas by the Ministry of AYUSH will be launched with Ayurvedic partnerships that are in development.

On February 2021, Mateon announced that its ARTI-19 trial evaluating ARTIVedaTM / PulmoHealTM against COVID-19 in India completed the randomization of all 120 patients and that final data analysis is expected in March 2021. Simultaneously, Mateon published positive interim data as preprint at https://www.medrxiv.org/content/10.1101/2021.01.24.21250418v1.

Upon completion of the ARTI-19 trial, it is Mateon’s objective to file for Emergency Use Authorization (EUA) with regulatory authorities around the world, including India, the United States, and the United Kingdom as well as countries in the African continent; discussions regarding EUA with several of these authorities have commenced.

“We are excited at the interim data for this Ayurvedic formulation. It holds the promise to make an impact on the pandemic in India and globally.” Said Dr. Suhas Kshirsagar BAMS, MD (Ayurveda, India), Director, Ayurvedic Healing Inc. “This impressive clinical study has combined world-class research and best practices to ensure the safety and efficacy of a cost-effective treatment. It proves, the underlying premise, that a well-tolerated herb that has been used by Ayurveda for millennia builds up a defense mechanism for a broad spectrum of viruses which can be unlocked for global pandemics like this. I look forward to support the launch of this product and its further development, together with the Chopra Foundation around the world”

About the Chopra Foundation

The Chopra Foundation is a 501 (c) (3) organization dedicated to improving health and well-being, cultivating spiritual knowledge, expanding consciousness, and promoting world peace to all members of the human family. The mission of the Chopra Foundation is to advance the cause of mind/body spiritual healing, education, and research through fundraising for selected projects. https://www.choprafoundation.org/

About Windlas Biotech Pvt. Ltd, India

Windlas is a 20-year-old company with a strong track record of research, development, manufacturing and distribution of pharmaceutical products in India, USA and several other emerging markets. It has four large scale manufacturing facilities employing more than 1500 employees and is the 5th largest Contract Development and Manufacturing Organization (CDMO) serving top innovator as well as generic pharma companies across the world. It has developed more than 500 different formulations (> 2Billion doses annually) of anti-viral, cardiovascular, anti-diabetic, anti-infective, CNS and dermatology products.

About ARTIVeda™/PulmoHeal™

The product, ARTIVedaTM / PulmoHealTM is a formulated plant extract of the indigenous plant Artemisia, known in Sanskrit texts as Damanaka. ARTIVedaTM / PulmoHealTM is the first Ayurvedic drug against COVID-19 through TGF-β inhibition. ARTIVedaTM / PulmoHealTM is expected to be effective through the entire infection cycle. The active component of ARTIVedaTM / PulmoHealTM has been identified as artemisinin. Through proprietary GMP quality extraction and manufacturing processes, the Artemisia extract was rendered active against COVID-19 with robust Safety Index (SI) greater than 100 (ratio of nonspecific cell kill versus viral kill). Other extracts have SI <10. Testing was performed at the US NIAID core viral laboratory. The product is protected by a patent portfolio of over 15 international patents by Mateon’s R&D. The mechanism of action against COVID-19 has been confirmed in 5 key peer reviewed international scientific/medical publications. ARTIVeda / / PulmoHeal is designed to target multiple viral threats including COVID-19 by suppressing both viral replication and clinical symptoms that arise from viral infection. A phase IV trial looking at ARTIVeda / PulmoHeal in COVID-19 is ongoing in India and globally. We are expecting the product to be a cost effective prophylactic suitable for global deployment.

About Mateon Therapeutics

Mateon was created by the 2019 reverse merger with Oncotelic, which became a wholly owned subsidiary of Mateon, thereby creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer and infectious diseases. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF-βRNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. OT-101 also has shown activity against SARS-CoV-2. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Mateon has rare pediatric designation for DIPG (OT-101), melanoma (CA4P), and AML (OXi4503). For more information, please visit www.oncotelic.com and www.mateon.com.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

ashah@oncotelic.com